
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       _________________________________

                                   FORM 8-A

                            REGISTRATION STATEMENT
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       _________________________________

                        Silverline Technologies Limited
            (Exact name of Registrant as specified in its charter)

                       _________________________________
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
      Republic of India                            Not Applicable
(Jurisdiction of Incorporation            (I.R.S. Employer Identification No.)
       or Organization)

                       _________________________________

                        Silverline Technologies Limited
                               Unit 121, SDF IV,
                             SEEPZ Andheri (East)
                            Mumbai (Bombay) 400096
                                     India
                                91-22-829-1950
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                       _________________________________

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), please check the following box.

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), please check the following box.

    Securities Act registration statement file number to which this form
relates:       333-11984
           ________________
            (If applicable)

    Securities to be registered pursuant to Section 12(b) of the Act:
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
       Title of each class                 Name of each Exchange to which
        to be registered                   each class is to be registered

_______________________________________________________________________________

  Equity Shares, par value Rs.             The New York Stock Exchange, Inc.
         10 per share*

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Securities to be registered pursuant to Section 12(g) of the Act.
                       None

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______________
* American Depositary Shares representing the Equity Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g3-2(c) thereunder.
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Item 1.  Description of Registrant's Securities to be Registered
-------  -------------------------------------------------------

          The description of the securities to be registered that appears under the captions "Description of Our Equity Shares" and "Description of American Depositary Shares" in the prospectus included in the Registrant's Registration Statement on Form F-1 (No. 333-11984), as amended, under the Securities Act of 1933, is hereby incorporated by reference in answer to this item.

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
Item 2.    Exhibits
---------  --------

           The following exhibits are filed as part of this registration statement:
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
            Exhibit
            Number             Description of Document

            3.1* Articles of Association of the Registrant, as amended.

            3.2* Memorandum of Association of the Registrant, as amended.

            3.3* Certificate of Incorporation of the Registrant, as amended.

            4.1*               Form of Deposit Agreement among the Registrant,
                               Morgan Guaranty Trust Company of New York, and holders from time to time of American Depositary
                               Receipts issued thereunder (including, as an exhibit, the form of American Depositary
                               Receipt).

            4.2*               Registrant's Specimen Certificate for Equity
                               Shares.

* Incorporated by reference to the Exhibits of the same number to the Registrant's Registration Statement on Form F-1 (No. 333-11984).

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                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                              SILVERLINE TECHNOLOGIES LIMITED


                              By: /s/ Shiva Vohra
                                 __________________________
                              Name:  Shiva Vohra
                              Title: Senior Vice President,
                                     Corporate Finance


Dated: May 30, 2000

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